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Exhibit 99.2

CONSENT OF JEFFERIES & COMPANY, INC.

The Board of Directors
Kratos Defense & Security Solutions, Inc.
4820 Eastgate Mall
San Diego, CA 92121

        We hereby consent to the inclusion of our opinion letter dated May 15, 2011 to the Board of Directors of Kratos Defense & Security Solutions, Inc. (the "Company") included as Annex D, and to the references thereto under the caption "THE MERGER—Opinion of Kratos' Financial Advisor" in the joint proxy statement/prospectus relating to the proposed merger transaction involving Integral Systems, Inc. and the Company, which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of the Company. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

JEFFERIES & COMPANY, INC.
	By:	/s/ JUSTIN DESPIRITO
Name: Justin DeSpirito
Title: Assistant General Counsel
New York, New York June 6, 2011

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  Exhibit 99.2
CONSENT OF JEFFERIES & COMPANY, INC.